SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    July 15, 1998

                            WESTBANK CORPORATION
            (Exact name of registrant as specified in charter)

Massachusetts                         0-12784                  04-2830731
(State or other jurisdiction   (Commission File Number)  (IRS Employer ID No.)
of incorporation)


225 Park Avenue, West Springfield, Massachusetts                  01090-0149
(Address of principal executive offices)                          (zip code)


Registrant s telephone number, including area code:     (413) 747-1400


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Item 5.   Other Events.

     On July 15, 1998, Westbank Corporation, a Massachusetts corporation ( Westbank ), Park West Bank and Trust Company, a Massachusetts chartered commercial bank ( Park West Bank ), Cargill Bancorp, Inc., a Delaware corporation ( Cargill ) and Cargill Bank, a Connecticut chartered stock savings and loan association ( Cargill Bank ) entered into an Affiliation and Merger Agreement dated as of July 15, 1998 (the Agreement ). Pursuant to the terms of the Agreement, following receipt of the requisite approvals, it is contemplated that Cargill shall be merged with and into Westbank with Westbank as the surviving corporation. Park West Bank and Cargill Bank will operate as separate subsidiaries of Westbank.

     Upon consummation of the transaction it its anticipated that shares held by the shareholders of Cargill common stock will be converted automatically into and be exchangeable for shares of Westbank common stock in accordance with the exchange ratio set forth below:

          1. if the Westbank Market Value is greater than or equal to $13.07, then 1.3008 fully paid and nonassessable shares of Westbank common stock;

          2. if the Westbank Market Value is less than $13.07 but greater than or equal to $12.00, then the number of fully paid and nonassessable shares of Westbank common stock (rounded to the nearest one ten-thousandth) obtained by dividing (A) $17.00 per share by (B) the Westbank Market Value; and

          3.  if the Westbank Market Value is less than $12.00, then
     1.4167 fully paid and non-assessable shares of Westbank common stock, subject to adjustment as provided in the Agreement.

     Westbank Market Value is defined in the Agreement as the average of the closing prices of Westbank common stock on the Nasdaq National Market System for each of the twenty (20) consecutive trading days ending on the fifth trading day before the last required approval of a governmental entity is obtained with respect to the transactions contemplated in the Agreement, without regard to any requisite waiting period in respect thereof, except if closing does not occur on or before the sixteenth day following the last regulatory approval solely because of the non- expiration of waiting periods, then it shall mean the date five (5) business days before the closing.

     The parties to the Agreement anticipate consummation of the transactions contemplated in the Agreement.

Item 7.   Exhibits.

(c) Exhibit 99        Copy of a joint press release dated July 15, 1998
                      issued by Westbank Corporation and Cargill
                      Bancorp, Inc.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dated: July 15, 1998        WESTBANK CORPORATION



                             By /s/Donald R. Chase
                               Donald R. Chase, President and
                               Chief Executive Officer

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                               EXHIBIT INDEX


Exhibit 99 Copy of a joint press release dated July 15, 1998 issued by Westbank Corporation and
                            Cargill Bancorp, Inc.

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                              EXHIBIT  99

Copy of a joint press release dated July 15, 1998 issued by Westbank
                 Corporation and Cargill Bancorp, Inc.